Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 of Registration Statement No. 333-175137 on Form F-4 of our report dated March 30, 2011 (August 22, 2011 as to the effect of discontinued operations discussed in note 15) relating to the consolidated financial statements of Pinafore Holdings B.V., which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

DELOITTE LLP

London, UK

October 11, 2011